Exhibit 10.6

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 6th day of August 2004, by and between Wynn Resorts, Limited (“Employer”) and Stephen A. Wynn (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Employee have entered into that certain Employment Agreement, dated as of October 4, 2002 (the “Agreement”); and

WHEREAS, the Effective Date of the Agreement is October 25, 2002; and

WHEREAS, the Term of the Agreement expires on the fifth anniversary of the Effective Date; and

WHEREAS, Employer and Employee desire to extend the Term of the Agreement under the terms and pursuant to the conditions set forth herein, and otherwise clarify the terms and conditions of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

1. Amendments.

(a) Section 1(j) of the Agreement is hereby amended to read as follows:

“(j) “Separation Payment” - means an amount equal to the sum of (A) Employee’s Base Salary (as defined in Subparagraph 8(a) of this Agreement) for the remainder of the Term (up to a maximum of four (4) years but not less than one (1) year of Base Salary), plus (B) the bonus that was paid to Employee under Subparagraph 8(b) for the preceding bonus period, projected over the remainder of the Term (up to a maximum of four (4) years but not less than the preceding bonus that was paid projected over one (1) year).

(b) Section 6 of the Agreement is hereby amended to read as follows:

“6. TERM. Unless sooner terminated as provided in this Agreement, the term of this Agreement (the “Term”) shall commence on the Effective Date of this Agreement and expire on October 24, 2017.”

(c) Subsection 8(a) of the Agreement is hereby amended to read as follows:

“(a) BASE SALARY. Employer hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Employer, a base salary at the rate of no less than (i) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) per annum during the first year of the Term; (ii) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) per annum during the second year of the Term; (iii) Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) per annum during the third year of the Term; (iv) Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) per annum during the fourth and fifth years of the Term; and (v) no less than Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) per annum during each of the remaining years of the Term (the “Base Salary”). Employee’s Base Salary shall be payable in such weekly, bi-weekly or semi-monthly installments as shall be convenient to Employer. Employee’s Base Salary shall be exclusive of and in addition to any other benefits which Employer, in its sole discretion, may make available to Employee, including, but not limited to, those benefits described in Subparagraphs 8(b) through (g) of this Agreement. Employee’s benefits, taken as a whole, shall be no less favorable than any other executive employed by Employer or any of its Affiliates. Employee’s Base Salary shall be subject to merit review by Employer’s Board of Directors upon the opening of the Wynn Las Vegas resort in Las Vegas, and periodically before and after such opening, and may be increased, but not decreased, as a result of any such review.”

(d) Subsection 8(h) of the Agreement is hereby amended to read as follows:

“(h) WITHHOLDINGS. All compensation to Employee identified in this Paragraph 8, except for the compensation provided in Subparagraph 8(e), shall be subject to applicable withholdings for federal, state or local income or other taxes, Social Security Tax, Medicare Tax, State Unemployment Insurance, State Disability Insurance, voluntary charitable contributions, and the like.”

2. Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as set forth above, and agree that nothing else in the Agreement shall be affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

WYNN RESORTS, LIMITED		EMPLOYEE

By:	/s/ MARC SCHORR	/s/ STEPHEN A. WYNN
Stephen A. Wynn

Name:	Marc Schorr

Its:	C.O.O